EXHIBIT 5.1

MASLON EDELMAN BORMAN & BRAND, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 672-8200

January 27, 2005

Wits Basin Precious Minerals Inc.
80 South 8th Street, Suite 900
Minneapolis, MN 55402

RE:    Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Wits Basin Precious Minerals Inc., a Minnesota corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about January 27, 2005 relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the resale by the selling shareholders identified in the Registration Statement of an aggregate of 45,644,825 shares of the Company's common stock, $.01 par value per share, consisting of 28,097,469 issued and outstanding shares (the "Common Shares") of common stock, 16,447,356 shares (the "Warrant Shares") of common stock issuable upon the exercise of various outstanding warrants (the "Warrants"), and up to 1,100,000 shares of common stock (the “Conversion Shares” and together with the Common Shares and Warrant Shares, the “Shares”) issuable upon conversion of a certain outstanding secured convertible promissory note (the “Note”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act.

In connection with the rendering of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation and the Bylaws of the Company, as amended, each as currently in effect; (iii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares, the preparation and filing of the Registration Statement and certain related matters; (iv) certain agreements, certificates of public officials, certificates of other officers or representatives of the Company or others; and (v) such other documents, certificates and records as we deemed necessary or appropriate as a basis for the opinions expressed herein.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Wits Basin Precious Minerals Inc.
January 27, 2005

We are attorneys licensed to practice in the State of Minnesota and the opinions expressed herein are limited to the laws of the State of Minnesota and the federal securities laws of the United States.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1. The Common Shares have been duly authorized and are validly issued, fully paid and nonassessable.

2. The Warrant Shares have been duly authorized and, when issued against payment of the requisite exercise price, will be validly issued, fully paid and nonassessable.

3. The Conversion Shares have been duly authorized and, when issued in accordance with the terms of the Note, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Validity of Common Stock" in the prospectus filed as part of the Registration Statement. Further, we consent to the inclusion in the Registration Statement of our opinion dated January 6, 2005 filed as exhibit 5.2 to the Company’s registration statement on Form S-2/A, SEC File No. 333-110831, filed January 10, 2005.

Very truly yours,

/s/ MASLON EDELMAN BORMAN & BRAND, LLP